Consent of Independent Registered Public Accounting Firm
      We consent to the incorporation by reference in the registration statements on Form S-8 No. (Nos. 333-127602, 333-127601, 333-120849, 333-126273, 333-108665, 333-100896, 333-88916, 333-32942, 333-31284, 333-83147, 333-80883, 333-79727, 333-62055, 333-19071, 333-04801, 33-64377, 33-53915, 33-53572, 33-34607, 33-18322, 33-20797, 33-30347, 33-35515, 2-92355, 2-87495 and 2-79751) of Computer Associates International, Inc. of our reports dated April 14, 2005, with respect to the consolidated balance sheets of Niku Corporation and subsidiaries as of January 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended January 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of January 31, 2005 and the effectiveness of internal control over financial reporting as of January 31, 2005, which reports are incorporated by reference in the Current Report on Form 8-K/A of Computer Associates International, Inc.

/s/ KPMG LLP
Mountain View, CA
October 18, 2005